Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Magenta Therapeutics, Inc.:

We consent to the use of our report incorporated herein by reference.

/s/ KPMG LLP

Cambridge, Massachusetts

August 8, 2019